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Exhibit 10.44

FIRST AMENDMENT TO

CONSIGNMENT AND MARKETING AGREEMENT

        This First Amendment to Consignment and Marketing Agreement ("Agreement") is made and entered into by and between CALAVO GROWERS, INC., a corporation of the State of California ("Calavo"), and MAUI PINEAPPLE COMPANY, LTD., a corporation of the State of Hawaii ("MPC"),

        Whereas, Calavo and MPC entered into an Exclusive Consignment and Marketing Agreement dated October 22, 2007; and

        Whereas, the parties wish to amend the Agreement in order to clarify the terms of payment and to add certain insurance requirements;

        Now, therefore, in consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged by the parties, Calavo and MPC agree as follows:

1.
Paragraph 6 of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

          6.     PAYMENTS AND OTHER REPORTING    All amounts stated in this Agreement are in United States dollars. Calavo will wire payments to MPC no later than the last business day of each month. Payments will be for all sales for the month less the "per box sales/marketing and distribution fee", any cold storage fee and Drayage/Inland freight charges.

2.
Paragraph 11 of the Agreement is hereby deleted in its entirety and the following paragraph substituted in its place:

          11.   INSURANCE.

      a.
      During the term of this Agreement, MPC shall maintain adequate ocean cargo insurance.

      b.
      During the term of this Agreement, Calavo agrees to maintain a comprehensive general liability insurance policy of limits sufficient to cover any and all damage to Product held in a Calavo owned/operated Warehouse facility. Calavo shall cause its insurance carrier to issue a Certificate of Insurance evidencing the existence of such a policy and naming MPC as an "additional insured" on the policy.

3.
In all other respects, the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the duly authorized representatives of the parties have affixed their signatures effective as of     10/29    , 2007.

By:	/s/ LEE COLE	By:	/s/ GERRY WATTS 10/29/07
	Lee Cole, CEO Calavo Growers, Inc.		Gerry Watts, VP/Gen. Mgr Maui Pineapple Company, Ltd.
		By:	/s/ ROB WEBBER 11/2/07
Rob Webber, CFO Maui Land & Pineapple Company, Inc.

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  Exhibit 10.44
FIRST AMENDMENT TO CONSIGNMENT AND MARKETING AGREEMENT